Level 5, Rosa Marina Building, 216, Marina Seafront, Pieta' PTA 9041 Malta T: +356 20109500 F: +356 20109501 info@bakertilly.mt www.bakertilly.mt

Exhibit 16.1

5 May 2021

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
United States of America

The Commissioners:

We have read the statements made by dLocal Limited under “Experts - Change in Certifying Accountant” as part of the Registration Statement on Form F-1 of dLocal Limited dated 5 May 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ D. Sant

D. Sant
Baker Tilly Malta
Level 5
Rosa Marina Building
216, Marina Seafront
Pieta' PTA 9041
Malta